Exhibit 5.2

April 11, 2013

RTI International Metals, Inc.

Westpointe Corporate Center One

155 Coraopolis Heights Road, Fifth Floor

Pittsburgh, Pennsylvania 15108

Ladies and Gentlemen:

We have acted as special counsel for RTI International Metals, Inc., an Ohio corporation (the “Corporation”), the additional registrants listed on Schedule I hereto (the “Existing Guarantors”) and the additional registrants listed on Schedule II hereto (the “New Guarantors” and together with the Existing Guarantors, the “Subsidiary Guarantors”) in connection with the filing of the referenced Registration Statement on December 7, 2010 (the “Form S-3”) and the Post-Effective Amendment No. 1 (“Amendment No. 1” and together with the Form S-3, the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the potential offer and sale, from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of, among other securities the Corporation’s senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and collectively, the “Debt Securities”), which may be fully and unconditionally guaranteed (the “Guarantees”) by the Subsidiary Guarantors, including guarantees of the Debt Securities by the New Guarantors (the “New Guarantees”);

The Senior Debt Securities and any Guarantees given in connection therewith, including the New Guarantees, may be issued pursuant to, a senior indenture (a “Senior Indenture”) between the Corporation, Subsidiary Guarantors, if applicable and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), and the Subordinated Debt Securities and any Guarantees given in connection therewith, including the New Guarantees, may be issued pursuant to, a subordinated indenture between the Corporation, Subsidiary Guarantors, if applicable, and the Trustee (a “Subordinate Indenture” and collectively with the Senior Indenture, the “Indenture”).

In connection with this opinion letter we have examined and relied upon (i) signed copies of the Registration Statement to be filed with the Commission, including the Prospectus, and any exhibits thereto, (ii) the Amended and Restated Articles of Incorporation (the “Restated Articles”) and Amended Code of Regulations (the “Regulations”) of the Corporation, (iii) the corporate minute books of the Corporation, (iv) the articles of incorporation and bylaws of each of the New Guarantors (with respect to each New Guarantor, the “New Guarantor Organizational Documents”), (v) certain resolutions of the board of directors of each of the New Guarantors (with respect to each New Guarantor, the “New Guarantor’s Board”), relating to the Registration Statement, and (vi) originals or copies, certified or otherwise identified to our satisfaction, of such other documents and records, and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.

In our examination of the documents described above, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents, certificates and instruments submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of such original documents and the completeness and accuracy of all such documents provided to us. As to any facts material to the opinions expressed herein, we have, when such facts were not independently established, relied upon certificates of public officials and certificates, oaths, declarations and representations of the Corporation and each Subsidiary Guarantor and of their officers, directors and other representatives. We have assumed that the Corporation and each Subsidiary Guarantor is and will continue to be presently subsisting in good standing, and will continue to have the requisite legal status and legal capacity, under the laws of their respective jurisdictions of

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April 11, 2013

incorporation, and that the Corporation and each Subsidiary Guarantor has complied and will comply with all aspects of applicable laws of jurisdictions other than the United States of America and the State of New York in connection with the transactions contemplated by the Indenture, any supplemental indenture thereto and the Registration Statement. We have assumed that the Indenture and any supplemental indentures, Debt Securities and Guarantees will be governed by the internal laws of the State of New York.

We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments) will comply with all applicable laws, (ii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Debt Securities and any Guarantees will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the Prospectus and any applicable prospectus supplements, (iv) the applicable Indenture providing for the issuance of Debt Securities and any Guarantees, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under the Indenture, will have been duly authorized, executed and delivered by the Trustee and other parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iv) the applicable Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended, (v) the Debt Securities and any Guarantees will have been duly authenticated by the trustee named therein, and (vi) any Debt Securities or Guarantees issuable upon conversion, exchange or exercise of any security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party other than the Corporation and Subsidiary Guarantors to any agreement with respect to any of the Securities. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Corporation and Subsidiary Guarantors, enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Corporation or Subsidiary Guarantors or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent transfer, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors or for the relief of debtors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of materiality, good faith, reasonableness and fair dealing and (iv) general equitable principles. Furthermore, we express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defenses may be subject to the discretion of a court.

We are opining herein solely as to the internal laws of the State of Ohio and the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal laws or the laws of any local agencies within any state. To the extent any document by its terms is governed by the internal laws of any state other than the State of Ohio or the State of New York, we have assumed that such internal laws are identical to those of the State of Ohio. We express no opinion herein with respect to compliance by the Corporation or any Subsidiary Guarantor with securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

We also express no opinion herein as to any provision of any agreement (i) that may be deemed to or construed to waive any right of the Corporation or any Subsidiary Guarantor, (ii) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any

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April 11, 2013

other right or remedy and does not preclude recourse to one or more other rights or remedies, (iii) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof, (iv) that is in violation of public policy, (v) relating to indemnification and contribution with respect to securities law matters, (vi) which provides that the terms of any agreement may not be waived or modified except in writing, (vii) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (viii) requiring the payment of penalties, consequential damages or liquidated damages, (ix) provisions purporting to make a guarantor primarily liable rather than as a surety or (x) relating to choice of law, consent to jurisdiction, or waiver of the right to a jury trial.

Based upon and subject to the foregoing, we are of the opinion that with respect to any Debt Securities and any Guarantees, when (i) specifically authorized for issuance by the Corporation’s Authorizing Resolutions, (ii) the terms of the Guarantees have been established and the Guarantees have been specifically authorized for issuance by proper action of the applicable Subsidiary Guarantor’s Board of Directors or an authorized committee thereof, (iii) the applicable Indenture and any required supplemental indenture has been duly authorized, executed and delivered by all parties thereto, (iv) the terms of such Debt Securities and, if applicable, Guarantees, and of their issuance and sale have been duly established in conformity with the applicable Indenture and any applicable supplemental indenture so as to not violate any applicable law or the Restated Articles or Regulations of the Corporation or equivalent documents of the Subsidiary Guarantors, or result in a default under or breach of any agreement or instrument binding upon the Corporation or any Subsidiary Guarantor and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation or a Subsidiary Guarantor, (v) such Debt Securities and, if applicable, Guarantees, be duly executed and authenticated and delivered in accordance with the terms and provisions of the applicable Indenture and supplemental indenture, (vi) such Debt Securities and, if applicable, Guarantees, shall be issued and sold for the consideration as contemplated by the Registration Statement, the Prospectus and the applicable supplements to such Prospectus and the acts, proceedings and documents referred to above, such Debt Securities and any Guarantees will constitute valid and binding obligations of the Corporation and each applicable Subsidiary Guarantor, respectively, enforceable against the Corporation and each Subsidiary Guarantor, as applicable, in accordance with their respective terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name in any Prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very Truly Yours,

BUCHANAN INGERSOLL & ROONEY PC

By:	/s/ Jennifer R. Minter
Jennifer R. Minter
Assistant Vice President - Opinions

Schedule I

Name of Registrant Guarantor	State or other Jurisdiction of Incorporation or Organization

Extrusion Technology Corporation of America	Ohio

RTI Finance Corp.	Ohio

RTI Martinsville, Inc.	Ohio

RMI Titanium Company	Ohio

Schedule II

Name of Registrant Guarantor	State or other Jurisdiction of Incorporation or Organization

RTI Remmele Medical, Inc.	Minnesota

RTI Remmele Engineering, Inc.	Minnesota